SCHEDULE II
                  INFORMATION WITH RESPECT TO
         TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
           SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                        SHARES
                                        PURCHASED        AVERAGE
                        DATE            SOLD(-)          PRICE(2)

COMMON STOCK-CULBRO CORP

 GABELLI FUNDS, INC.
  THE GABELLI SMALL CAP GROWTH FUND
                      6/27/95            1,500            29.3000
                      6/26/95            2,000            30.0000

  THE GABELLI GLOBAL MULTIMEDIA TRUST
                      6/26/95            1,000-           29.2500

  THE GABELLI EQUITY TRUST,INC.
                      6/26/95            1,500            30.0000

  THE GABELLI COUCH POTATO FUND
                      6/26/95              500-           29.2500

  THE GABELLI ASSET FUND
                      6/26/95            1,500            30.0000

  GABELLI CAPITAL ASSET FUND
                      6/27/95            1,000            30.6250

 GAMCO INVESTORS, INC.
                      6/27/95            2,500            30.5000
                      6/27/95            6,900            30.7500
                      6/27/95            2,000            30.8750
                      6/26/95            5,600            30.1607
                      6/26/95            2,500            30.3750
                      6/26/95            1,200            30.5000
                      6/23/95              500-           29.2500
                      6/23/95              800            29.2500
                      6/22/95            3,700            29.0000
                      6/22/95           15,000            29.4167




(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NY STOCK EXCHANGE.
(2) PRICE EXCLUDES COMMISSION.




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